                                                                   EXHIBIT 10.46


                            ASSET PURCHASE AGREEMENT



                                 BY AND BETWEEN



                            PROFITSOURCE CORPORATION

                                     "BUYER"



                                       AND



                              DELOITTE & TOUCHE LLP



                                    "SELLER"



                                DECEMBER 14, 1998

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
1.      Sale and Transfer of Assets..........................................................1
        1.1.   Assets........................................................................1
        1.2.   Liabilities...................................................................1
        1.3.   Closing.......................................................................2
        1.4.   Purchase Price................................................................2
        1.5.   Allocation of Purchase Price..................................................2

2.      Representations and Warranties of Seller.............................................2
        2.1.   Organization and Authority....................................................2
        2.2.   Authorization of Agreement....................................................2
        2.3.   Acquired Assets  and Assumed Liabilities......................................3
        2.4.   No Conflict or Violation......................................................3
        2.5.   Litigation....................................................................4
        2.6.   Brokers.......................................................................4
        2.7.   Operation of Business.........................................................4

3.      Representations and Warranties of Buyer..............................................4
        3.1.   Organization and Corporate Authority..........................................4
        3.2.   No Conflict or Violation......................................................5
        3.3.   Notes.........................................................................5
        3.4.   Litigation....................................................................5
        3.5.   Brokers.......................................................................5
        3.6.   HSR...........................................................................5

4.      Certain Understandings and Agreements of the Parties.................................6
        4.1.   Confidentiality...............................................................6
        4.2.   Restrictive Covenants.........................................................6
        4.3.   Taxes.........................................................................8
        4.4.   Access to Records and Files...................................................8
        4.5.   Cooperation in Litigation.....................................................8
        4.6.   Employment....................................................................9
        4.7.   Change of Name................................................................9
        4.8.   Further Assurances............................................................9
        4.9.   Services Agreement............................................................9
        4.10.  Termination Agreement.........................................................9
        4.11.  Sublease.....................................................................10
        4.12.  No Interest..................................................................10
        4.13.  Separation of Business.......................................................10
        4.14.  Terms of Notes...............................................................10
        4.15.  Association with Seller......................................................10
        4.16.  Acknowledgment from Participants in Consolidation Transactions...............11
        4.17.  Disclaimer...................................................................11

        4.18.  Third Party Consents and Acquired Assets.....................................11
        4.19.  Accounts Receivable..........................................................12
        4.20   ProfitSource Amounts.........................................................13

5.      Survival; Indemnification...........................................................13
        5.1.   Survival.....................................................................13
        5.2.   Indemnification by Seller....................................................13
        5.3.   Indemnification by Buyer.....................................................14
        5.4.   Indemnification Procedure....................................................15
        5.5.   Payment......................................................................16
        5.6.   Set-off......................................................................16
        5.7.   Limitations..................................................................17

6.      Miscellaneous.......................................................................17
        6.1.   Notices......................................................................17
        6.2.   Assignability and Parties in Interest........................................18
        6.3.   Governing Law................................................................18
        6.4.   Counterparts.................................................................18
        6.5.   Publicity, Client Contracts..................................................18
        6.6.   Complete Agreement...........................................................19
        6.7.   Modifications, Amendments and Waivers........................................19
        6.8.   Headings; References.........................................................20
        6.9.   Severability.................................................................20
        6.10.  Expenses of Transactions.....................................................20
        6.11.  Designated Representatives...................................................20
        6.12.  Enforcement of the Agreement.................................................20

EXHIBITS

A.      Form of Bill of Sale
B.      Form of Assignment and Assumption Agreement
C.      Form of Master Services Agreement
D.      Form of Contract Rights Purchase Agreement
E.      Sublease
F.      Form of Note


SCHEDULES

1.1(a)            Acquired Assets
Annex A           Personal Property
1.1(b)            Excluded Assets
1.2(a)            Assumed Liabilities
1.2(b)            Excluded Liabilities
1.4               Purchase Price
1.5               Allocation of Purchase Price
2                 Disclosure Schedule
2.4               Disclosure Regarding Certain Material Contracts
3.4               Claims
4.19(a)           Accounts Receivable
4.19(b)           Transferred Accounts Receivable
4.20              ProfitSource Amounts

                            ASSET PURCHASE AGREEMENT

               THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of this 14th day of December, 1998 by and between Deloitte & Touche LLP, a Delaware limited liability partnership ("SELLER"), and ProfitSource Corporation, a Delaware corporation ("BUYER").

               A. Seller, acting through its Integrated Cost Reduction Strategies business unit ("ICRS"), is engaged in the business of disbursement management services; account receivable management; performance learning services; benefit funding services; and health care cost recovery services (which business, as presently engaged in by Seller's ICRS business unit, is referred to herein as the "BUSINESS").

               B. Seller desires to sell and assign to Buyer, and Buyer desires to purchase and assume from Seller, certain assets, rights and obligations related to the Business on the terms set forth in this Agreement.

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. SALE AND TRANSFER OF ASSETS

        1.1. ASSETS.

        (a) Acquired Assets. On the terms set forth in this Agreement, as of the Closing Date (as hereinafter defined) Seller, pursuant to the Bill of Sale substantially in the form of Exhibit A (the "BILL OF SALE") conveys, transfers, assigns, sells and delivers to Buyer, and Buyer acquires, accepts and purchases, all of the assets, properties and rights of Seller listed on Schedule 1.1(a) (the "ACQUIRED ASSETS").

        (b) Excluded Assets. Notwithstanding anything contained in Section 1.1(a) to the contrary, Seller is not selling, and Buyer is not purchasing, any of the assets, properties or rights listed on Schedule 1.1(b) (the "EXCLUDED ASSETS"), all of which are retained by Seller.

        1.2 LIABILITIES.

        (a) Assumed Liabilities. On the terms set forth in this Agreement, as of the Closing Date, Buyer assumes those certain liabilities and obligations of Seller identified on Schedule 1.2(a) (the "ASSUMED LIABILITIES") pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit B (the "ASSUMPTION AGREEMENT").

        (b) Excluded Liabilities. Notwithstanding anything contained in Section 1.2(a) to the contrary, Buyer is not assuming, and is not obligated or liable for, any liability of Seller listed on Schedule 1.2(b) (the "EXCLUDED LIABILITIES").

        1.3 CLOSING. The closing of the sale and purchase of the Acquired Assets and the assumption of the Assumed Liabilities (the "CLOSING") is taking place at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California as of the date hereof (the "CLOSING DATE"). From and after the Closing, Seller and its Affiliates (as defined herein) have no interest in the Business (except for the Excluded Assets and Excluded Liabilities) other than the right to receive the Purchase Price (as defined herein) and the other rights provided to Seller pursuant to this Agreement and the other Transaction Documents (as defined herein).

        1.4 PURCHASE PRICE. Concurrently herewith, Buyer is paying for the Acquired Assets the consideration described on Schedule 1.4 (the "PURCHASE PRICE"). Concurrently herewith, Buyer is also paying to Seller the amounts specified on Schedule 4.20.

        1.5 ALLOCATION OF PURCHASE PRICE. The Purchase Price will be allocated for tax purposes (the "ALLOCATION") in the manner set forth on Schedule 1.5. The Allocation will be used by the parties in preparing all applicable tax returns and shall be binding upon the parties and upon each of their successors and assigns, and the parties shall report the transaction herein in accordance with the Allocation and shall not take any position or action inconsistent with the Allocation.

2. REPRESENTATIONS AND WARRANTIES OF SELLER. Each representation and warranty contained in this Article 2 is qualified by the disclosures made in the disclosure schedule attached hereto as Schedule 2 (the "DISCLOSURE SCHEDULE"). This Article 2 and the Disclosure Schedule shall be read together as an integrated provision. The Business has been managed by persons affiliated with Buyer acting in their capacities as partners or employees of Seller or ICRS, which persons are expected to resign from Seller to work exclusively for Buyer following the Closing (together with all persons acting under such persons' direction, control or supervision, the "BUYER ASSOCIATED PERSONS"). Accordingly, the Buyer Associated Persons may have more knowledge regarding the matters addressed in the representations and warranties of Seller herein than Seller itself. When representations and warranties set forth in this Article 2 are qualified by the knowledge of Seller, such representations and warranties are given by Seller only to the extent of Seller's actual knowledge without any obligation of inquiry and shall be deemed to be qualified in all respects by such facts as the Buyer Associated Persons know or should know as a result of their participation in the Business prior to the Closing. All such facts known to the Buyer Associated Persons shall be deemed to be known by Buyer prior to the Closing Date and to have been disclosed by Seller to Buyer as if set forth in this Agreement or in a Schedule hereto or in any other Transaction Document. Notwithstanding any provision of this Agreement to the contrary, Seller will not be liable on the basis of any claim or action that disclosure provided by Seller in connection with the transactions contemplated hereby was incomplete. Subject to the foregoing, Seller represents and warrants to Buyer that:

        2.1 ORGANIZATION AND AUTHORITY. Seller is a limited liability partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with, to Seller's knowledge, full power and authority to carry on the Business as it is now and has since its organization been conducted, and to own, lease and operate the Acquired Assets.

        2.2 AUTHORIZATION OF AGREEMENT. Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This

Agreement and all other agreements and instruments executed by the parties hereto in connection herewith (together with the schedules delivered in connection herewith and the agreements entered into by the parties hereto in the forms of the Exhibits hereto, collectively, the "TRANSACTION DOCUMENTS") have (except for Transaction Documents executed and delivered solely by Buyer) been duly and validly approved in accordance with the partnership agreement or other governing documents of Seller and no other proceedings on the part of Seller are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement and the other Transaction Documents delivered by Seller have been duly executed and delivered by Seller, have been effectively authorized by all necessary action by Seller and constitute legal, valid and binding obligations of Seller, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization and moratorium and other similar laws relating to creditors' rights (the "BANKRUPTCY EXCEPTION.")

        2.3 ACQUIRED ASSETS AND ASSUMED LIABILITIES. Seller has taken no actions to subject any of the Acquired Assets to any liens, mortgages, pledges, security interests, encumbrances, prior assignments or claims of any kind other than (i) actions that may have been taken by or with the knowledge of a Buyer Associated Person or taken by Seller at the direction of a Buyer Associated Person or in the performance of and consistent with duties known by one or more Buyer Associated Persons to be performed by Seller on behalf of the Business, as to which Seller makes no representation or warranty, (ii) Permitted Liens (as defined in Section 3.2), (iii) the interests of lessors and licensors with respect to leased or licensed property, and (iv) liens, mortgages, pledges, security interests, encumbrances, prior assignments and claims in the ordinary course which are not material. Since January 1, 1998, Seller has not compromised, liquidated or settled any material Assumed Liability other than any such compromise, liquidation or settlement (x) by or with the knowledge of a Buyer Associated Person or by Seller at the direction of a Buyer Associated Person or in the performance of and consistent with duties known by one or more Buyer Associated Persons to be performed by Seller on behalf of the Business, as to which Seller makes no representation or warranty or (y) in the ordinary course of business.

        2.4 NO CONFLICT OR VIOLATION. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents delivered by Seller and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) violate or conflict with any provision of the organizational or governing documents of Seller; (ii) violate in any material respect any provision or requirement of any domestic or foreign, national, state, or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any governmental entity applicable to Seller or, to the knowledge of Seller, the Business (except that Seller makes no representation or warranty related to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the acquisition by Buyer of the Business); (iii) to the knowledge of Seller, violate in any material respect, result in a material breach of, constitute (with due notice or lapse of time or both) a material default or cause any material obligation, penalty, premium or right of termination to arise or accrue under any material contract constituting part of the Acquired Assets, except as specified on Schedule 2.4; (iv) to the knowledge of Seller, result in the creation or imposition of any material lien, charge or encumbrance of any kind whatsoever upon any of the Acquired Assets, except for Permitted Liens; or (v) to the knowledge of Seller, result in the cancellation, modification, revocation or suspension of any material license, permit, certificate, franchise, authorization or approval issued or granted by any governmental entity to Seller in relation to the Business (each a "LICENSE," and collectively, the "LICENSES").

        2.5 LITIGATION. Except as set forth on Schedule 3.4, to Seller's knowledge, there are no material claims, actions, suits, proceedings, labor disputes or investigations of any nature pending or threatened by or against the Seller, the officers, partners, employees, agents of Seller, or any of its Affiliates directly involving, affecting or relating to the transactions contemplated by this Agreement or the Business or any Acquired Asset. To Seller's knowledge, neither the Business nor any of the Acquired Assets is subject to any material order, writ, judgment, award, injunction or decree of any governmental entity. For purposes of this Agreement, "AFFILIATE" shall have the meaning ascribed to such term in Rule 405 under the Securities Act of 1933.

        2.6 BROKERS. No broker, finder, investment banker, or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Seller, provided that no representation is made regarding any such broker, finder, investment banker or other person engaged or retained by or at the direction of any Buyer Associated Person purportedly on behalf of Seller.

        2.7 OPERATION OF BUSINESS. To Seller's knowledge, prior to the Closing, the Business has been managed by Buyer Associated Persons. Since January 1, 1998, no Seller Associated Person has made any material commitments or entered into any material obligations that are part of the Assumed Liabilities, other than commitments or obligations that (i) were made or entered into by a Seller Associated Person with the knowledge of one or more Buyer Associated Persons or in the performance of and consistent with duties known by one or more Buyer Associated Persons to be performed by Seller on behalf of the Business or (ii) were made or entered into in the ordinary course of business. For purposes hereof, a "Seller Associated Person" is any officer, director, partner, employee or agent of Seller who is not a Buyer Associated Person at the time of any conduct, action or omission in question.

3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

        3.1 ORGANIZATION AND CORPORATE AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to carry on its business as it is now and has since its organization been conducted, and to own, lease and operate its assets. Buyer has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the Transaction Documents have (except for Transaction Documents executed and delivered solely by Seller) been duly and validly approved in accordance with the governing documents of Buyer and no other proceedings on the part of Buyer are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement and the other Transaction Documents delivered by Buyer have been duly executed and delivered by Buyer, have been effectively authorized by all necessary action by Buyer, and constitute legal, valid and binding obligations of Buyer, except as such enforceability may be limited by the Bankruptcy Exception.

        3.2 NO CONFLICT OR VIOLATION. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents delivered by Buyer and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) violate or conflict with any provision of the organizational or governing documents of Buyer; or (ii) violate in any material respect any provision or requirement of any domestic or foreign, national, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any governmental entity applicable to Buyer or its business or assets, (iii) to the knowledge of Buyer, violate in any material respect, result in a material breach of, constitute (with due notice or lapse of time or both) a material default or cause any material obligation, penalty, premium or right of termination to arise or accrue under any material contract of Buyer; (iv) to the knowledge of Buyer, result in the creation or imposition of any material lien, charge or encumbrance of any kind whatsoever upon any of the assets of Buyer except for Permitted Liens; or (v) to the knowledge of Buyer, result in the cancellation, modification, revocation or suspension of any material license, permit, certificate, franchise, authorization, or approval issued or granted by any governmental entity to Buyer in relation to the business of Buyer. As used herein, "Permitted Liens" means (a) any lien or encumbrance for taxes which are not yet due or which are being contested in good faith by appropriate proceedings diligently prosecuted; (b) any carrier's, warehouseman's, mechanic's, materialman's, repairman's, landlord's or any other statutory or inchoate lien or encumbrance incidental to the ordinary conduct of the Business which involves an obligation that is not past due or which is being contested in good faith by appropriate proceedings diligently prosecuted; (c) any interest of a governmental agency or instrumentality in any lawfully made pledge or deposit under workers' compensation, unemployment insurance or other social security statutes; (d) any interest of any person or entity with respect to a recoupment of unearned revenues under a contingency-based engagement relating to the Business; or (e) the Assumed Liabilities.

        3.3 NOTES. Any note delivered by Buyer as part of the Purchase Price has been duly authorized, executed and delivered, and constitutes a legal, valid and binding obligation of Buyer, except as such enforceability may be limited by the Bankruptcy Exception.

        3.4 LITIGATION. Except as set forth on Schedule 3.4, there are no material claims, actions, suits, proceedings, labor disputes or investigations of any nature pending or, to the knowledge of Buyer, threatened by or against the Buyer, the officers, directors, partners, employees, agents of Buyer, or any of its Affiliates directly involving, affecting or relating to the transactions contemplated by this Agreement or its business or assets. Neither Buyer nor its business or assets is subject to any order, writ, judgment, award, injunction or decree of any governmental entity.

        3.5 BROKERS. No broker, finder, investment banker, or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Buyer, except for obligations of National Benefits Consultants LLC ("NBC") to Jefferies & Company, Inc. in connection with the Consolidation Transactions (as defined below) and financing thereof, which obligations are being assumed by Buyer.

        3.6 HSR. No filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is required to be made in connection with the acquisition by Buyer of the Business.

4. CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES.

        4.1 CONFIDENTIALITY. Subject to Section 6.5, Buyer and Seller shall, and shall each cause their respective Affiliates, officers, directors, employees, agents, and advisors to keep confidential all information received in connection with the transactions contemplated hereby, other than information that (i) was in the public domain before the date of this Agreement or subsequently came into the public domain other than as a result of disclosure by the party to whom the information was delivered; or (ii) was lawfully received by a party from a third party free of any obligation of confidence of or to such third party; or (iii) was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or (iv) is required to be disclosed in a judicial or administrative proceeding or by law after giving the other party as much advance notice of the possibility of such disclosure as practicable so that the other party may attempt to protect against such disclosure; or (v) is subsequently and independently developed by employees, consultants or agents of the party to whom the information was delivered without reference to the information (information of the type described in items (i), (ii), (iii), (iv) and (v) being referred to herein as "NON-PROTECTED INFORMATION"). Seller acknowledges that Buyer may provide information about the Business to other participants in the Consolidation Transactions, provided that such recipients shall agree to be bound by confidentiality restrictions as provided herein for Seller's benefit. For purposes hereof, "CONSOLIDATION TRANSACTIONS" refers to the acquisition by Buyer in a series of transactions, prior to or concurrent with the Closing, of various other companies selected by Buyer in its discretion and engaged in the business of cost reduction, cost recovery and profit enhancement services, by means of mergers into Buyer, or acquisitions by Buyer of all or substantially all of the assets or stock or other equity interests of such companies.

        4.2 RESTRICTIVE COVENANTS.

        (a) Non-Competition. Seller recognizes that the covenants of Seller contained in this Section 4.2(a) (the "COVENANT NOT TO COMPETE") are part of the bargained-for consideration associated with the transactions contemplated by this Agreement to protect the Acquired Assets acquired by Buyer, including without limitation, the goodwill developed by Seller in the Business. Seller shall not individually, or in concert, directly or indirectly, including without limitation by or through any business unit or entity or third party, engage in any business offering the services offered by ICRS at the Closing Date ("ICRS SERVICES") for a commission or contingency-based fee, except that Seller may continue services currently being performed by Seller other than as part of or through the ICRS Services, and may charge for such services on a commission or contingency basis to the extent that Seller currently charges for such services on such a basis other than as part of or through the ICRS Services, or the laws or regulations relating to performance of services on a commission or contingency basis are amended, adopted or repealed to allow the provision of such services on a commission or contingency basis.

        This Covenant Not to Compete shall be limited to any county or any other political subdivision of any state of the United States of America, where Seller conducts the Business as of the Closing Date. This Covenant Not to Compete shall bind Seller until the third anniversary of the Closing Date (the period until such date being the "NON-COMPETITION PERIOD" for purposes hereof). The parties hereto agree that the duration and area for which the Covenant Not to Compete set forth in this Section 4.2(a) is to be effective are reasonable. If Seller intends to acquire any entity which includes a business unit or entity that would compete with Buyer by providing ICRS Services for a commission or contingency-based fee in breach of this Covenant Not to Compete (a "COMPETING BUSINESS") within the Non-Competition Period, Seller shall give Buyer written notice of such acquisition. Seller shall have a period of 12 months to dispose of the Competing Business. Notwithstanding the foregoing, however, (i) the restrictions set forth in Section 4.2(a) will lapse and cease to bind Seller from and after any (A) Event of Default under (and as defined in) the Note described in Schedule 1.4 or the note payable by Buyer to Seller in connection with the transactions contemplated by the agreement described in Section 4.10, or (B) material default by Buyer (or any of its Affiliates) under the Sublease described in Section 4.11, which default is not cured within thirty (30) days of such default (or, if longer, any applicable grace period under the Sublease) and (ii) inadvertent violations by Seller of the Covenant Not to Compete will not constitute breach of this Agreement unless such violation continues beyond six months following Seller's receipt of written notice of such violation from Buyer, or if earlier, six months following the date Seller's Office of the Chief Executive became aware of such violation.

        (b) Confidentiality. Seller acknowledges its intent that Seller shall fully and effectively convey to Buyer all proprietary rights constituting Acquired Assets to be transferred to Buyer pursuant hereto. Accordingly, notwithstanding the expiration of the Covenant Not to Compete set forth in
Section 4.2(a), Seller shall at all times keep confidential and shall not disclose to others any proprietary rights constituting Acquired Assets and shall not use or permit to be used any proprietary rights constituting Acquired Assets for any purpose other than performance of obligations to Buyer, provided that the covenant in this Section 4.2(b) will not apply to Non-protected Information (other than information of a type described in part (iv) of Section 4.1 that does not become publicly available or disclosed notwithstanding disclosure in a judicial or administrative proceeding).

        (c) Non-Recruitment. For a period of five (5) years following the Closing Date, Seller will not, directly or indirectly, solicit for employment by Seller or its Affiliates any of Buyer's officers, directors or employees, and Buyer and its subsidiaries will not, directly or indirectly, solicit for employment by Buyer or its Affiliates any of Seller's partners, principals, or employees other than Transferred Employees (as defined below). Concurrently with the Closing, Seller has received from Enterprise Profit Solutions Corporation, Buyer's subsidiary that will operate the Business after the Closing, a letter acknowledging and agreeing to be bound by Sections 4.2(c) and (d).

        (d) Remedies. The covenants contained in this Section 4.2 impose a reasonable restraint on Buyer and its subsidiaries and Seller, and Buyer and Seller each acknowledges that if it (or, in the case of Buyer, its subsidiaries) violates any of the covenants contained in this Section 4.2 (collectively, the "RESTRICTIVE COVENANTS"), it will be difficult to determine the resulting damages to the other and, in addition to any other remedies the other may have, the other shall be entitled to seek temporary injunctive relief as well as any other remedies available to it in its discretion on a case by case basis. Failure to seek any or all remedies in one case shall not restrict a party from seeking any remedies in another situation, or constitute a waiver of any of its rights.

        (e) Severability and Modification of any Unenforceable Covenant. Each of the Restrictive Covenants will be read and interpreted with every reasonable inference given to its enforceability. However, if any term, provision or condition of the Restrictive Covenants is held by a court or arbitrator to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If a court should determine any of the Restrictive Covenants are unenforceable because of over-breadth, then the court shall modify such covenant so as to make it enforceable to the fullest extent the court deems reasonable and enforceable under the prevailing circumstances. The Covenant Not to Compete shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America where the Covenant Not to Compete is intended to be effective.

        4.3 TAXES.

All taxes attributable to the transfer of the Acquired Assets and Assumed Liabilities by Seller to Buyer as contemplated by this Agreement will be paid half by Buyer and half by Seller. Neither Buyer nor Seller makes any representations regarding the tax consequences of the transaction contemplated by this Agreement or the other Transaction Documents.

        4.4 ACCESS TO RECORDS AND FILES. Seller shall have the right to retain copies of financial books, records and information in its possession related to the Business or the Acquired Assets, provided that the use by Seller of such financial books, records and information shall be subject to Section 4.1 and
Section 4.2. Seller shall have the right for a period of three (3) years following the Closing Date to have reasonable access to such books, records and accounts, correspondence, production records, employment records and other similar information as are transferred to Buyer pursuant to the terms of this Agreement for the limited purpose of concluding its involvement in the Business prior to the Closing Date. Buyer shall have the right for a period of three (3) years following the Closing Date to have reasonable access to those books, records and accounts, correspondence, and other records which are retained by Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relate to the Business or the Acquired Assets and to the extent that such access is required for any lawful purpose, provided that Seller shall not be obligated to provide to Buyer any portion of any requested information or materials not exclusively pertaining to the Business or the Acquired Assets.

        4.5 COOPERATION IN LITIGATION. Each party will fully cooperate in all reasonable respects with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the Business prior to or after the Closing Date (other than litigation between Buyer and/or its Affiliates or assignees, on the one hand, and Seller and/or its Affiliates or assignees, on the other hand, arising out of the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including reasonable legal fees and disbursements) of the party providing such cooperation and of its officers, directors, partners, principals, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or other similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

        4.6 EMPLOYMENT.

(a) Buyer is offering employment to each employee of Seller in the Business on the Closing Date, except for those employees identified by Chris Massey to Alan
S. Bernikow at least five days' prior to the Closing, initially on substantially the same terms and conditions under which such employees are employed by Seller immediately prior to the Closing. For purposes of this Agreement, each employee of Seller in the Business on the Closing Date whose employment with Seller is terminated on the Closing Date and who accepts employment with Buyer as a result of the transactions contemplated by this Agreement shall be a "TRANSFERRED EMPLOYEE," so long as such person is employed by Buyer. Subject to Section 4.6(c), all severance liabilities incurred in respect of Transferred Employees as a result of the transactions contemplated by this Agreement or otherwise shall be the sole responsibility of Buyer.

(b) Seller shall comply in all material respects with the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") with respect to the Transferred Employees. Buyer shall take all necessary actions to adopt and put into effect a group health care program for the benefit of the Transferred Employees as soon as practicable following the Closing. Buyer shall not assume, and Seller agrees to be solely responsible for, the costs of complying with COBRA for qualifying events arising on or prior to the Closing. Seller shall not be responsible for the costs associated with health care coverage for any Transferred Employee, other than as required by COBRA.

(c) Concurrently with the Closing, Seller shall pay bonuses in the aggregate amount of Two Million Two Hundred Thousand Dollars ($2,200,000) to the Transferred Employees set forth on a schedule to be delivered by Chris Massey to Alan S. Bernikow at least five days' prior to the Closing.

        4.7 CHANGE OF NAME. Promptly after the Closing Date Seller will discontinue the use of the names Integrated Cost Reduction Strategies, ICRS, or such other names confusingly similar with either of them, provided that Seller may continue to use such names for historical reporting and informational purposes, including, without limitation, for Seller's or its Affiliates' annual reports, regulatory and other filings and tax returns.

        4.8 FURTHER ASSURANCES. Upon the reasonable request of a party hereto at any time after the Closing Date, the other party shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or its counsel may reasonably request in order to perfect title of Buyer and its successors and assigns to the Acquired Assets or otherwise to effectuate the purposes of this Agreement.

        4.9 SERVICES AGREEMENT. Concurrently with the Closing, Buyer and Seller are entering into a master services agreement in the form of Exhibit C.

        4.10 CONTRACT RIGHTS PURCHASE AGREEMENT. Concurrently with the Closing, Buyer and Seller are entering into a contract rights purchase agreement in the form of Exhibit D and Buyer is issuing to Seller a promissory note in connection therewith.

        4.11 SUBLEASE. Concurrently with the Closing, Buyer (or its wholly owned subsidiary Enterprise Profit Solutions Corporation) and Deloitte & Touche USA LLP are entering into a sublease of the premises leased by Deloitte & Touche USA LLP at 695 Town Center Drive, Costa Mesa, California, for use in the Business, in the form of Exhibit E.

        4.12 NO INTEREST. Buyer is a recently organized corporation formed for the purpose of effecting the Consolidation Transactions, with the participation of various individuals, some of whom are the Buyer Associated Persons. Seller has no rights in or to Buyer, any equity interest therein, or debt thereof (other than under promissory notes made by Buyer to Seller concurrently herewith), in the business of Buyer, or the Consolidation Transactions, and the only such rights in favor of Seller are the obligations undertaken by Buyer pursuant to this Agreement and other Transaction Documents.

        4.13 SEPARATION OF BUSINESS. Each party agrees that from and after the Closing the Business (other than the Excluded Assets and Excluded Liabilities) will be separated in all respects from Seller and its business and operations and will be owned and operated exclusively by Buyer and its Affiliates. The parties shall take any and all actions to give effect to this Section 4.13, including, without limitation, Buyer shall return to Seller or, with Seller's written consent, destroy all information and/or materials related to Seller or its Affiliates or their respective businesses or operations not constituting part of the Acquired Assets or Assumed Liabilities, which information and/or materials is in the possession of Buyer or its Affiliates, directors, officers, employees or agents of the Buyer Associated Persons in any form whatsoever, whether printed, stored on computer hardware or software, diskettes or in any other storage device or otherwise contained in or constituting part of any media or other device.

        4.14 TERMS OF NOTES. Buyer represents and warrants to and covenants with Seller that any note delivered by Buyer as part of the Purchase Price does and will contain economic and payment terms not less favorable to Seller than those terms benefiting a holder of any other note issued by Buyer or its Affiliates in connection with the Consolidation Transactions (or any of them) or any similar transaction consummated prior to or on the Closing Date.

        4.15 ASSOCIATION WITH SELLER.

(a) Buyer represents and warrants to and covenants with Seller that it has not and will not hold itself, its Affiliates, directors, officers, employees or agents or the Buyer Associated Persons out as partners, principals, employees, agents or associates of Seller or any of its Affiliates, including, without limitation, in connection with the transactions contemplated by this Agreement or the other Transaction Documents or the Consolidation Transactions or any of the transactions related thereto.

(b) Buyer acknowledges and agrees that the Buyer Associated Persons have not acted and will not act on behalf of Seller or any of its Affiliates (as partners, principals, employees, agents, associates or otherwise) in connection with the transactions contemplated by this Agreement or the other Transaction Documents or the Consolidation Transactions or any of the transactions related thereto, and that the Buyer Associated Persons have acted and will act on behalf of Buyer in connection with the foregoing transactions.

        4.16 ACKNOWLEDGMENT FROM PARTICIPANTS IN CONSOLIDATION TRANSACTIONS. Buyer shall obtain a written acknowledgment from each person or entity participating in any of the Consolidation Transactions or any of the transactions related thereto substantially to the effect that such person or entity acknowledges and agrees for the benefit of Seller and its Affiliates that the Buyer Associated Persons have not acted and will not act on behalf of Seller or any or its Affiliates (as partners, principals, employees, agents, associates or otherwise) in connection with the Consolidation Transactions or any of the transactions related thereto, and that the Buyer Associated Persons have acted and will act on behalf of Buyer in connection with the foregoing transactions. However, notwithstanding the foregoing, (i) the acknowledgment may be executed on behalf of stockholders of companies, the equity interests or assets of which are being acquired in Consolidation Transactions by their representatives authorized to take actions on their behalf in connection with the Consolidation Transactions pursuant to the agreements by which they are participating in the Consolidation Transactions, and (ii) Buyer need not obtain such an acknowledgment from minority shareholders of an entity participating in a Consolidation Transaction who individually, directly or indirectly, own less than ten percent (10%) of such entity's outstanding voting capital stock, and from whom it would be impracticable to obtain such an acknowledgment, as long as the total outstanding voting capital stock of Buyer owned by persons not executing such an acknowledgment does not exceed ten percent (10%) of Buyer's outstanding voting capital stock as of the Closing Date after giving effect to the Consolidation Transactions closing concurrently with the transactions contemplated hereby.

        4.17 DISCLAIMER.

        (a) ALL OF THE ACQUIRED ASSETS AND ASSUMED LIABILITIES ARE BEING SOLD AND TRANSFERRED TO BUYER "AS IS" AND "WHERE IS" AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR USE OR A PARTICULAR PURPOSE, ARE EXCLUDED FROM THE SALE AND TRANSFER OF THE ACQUIRED ASSETS AND ASSUMED LIABILITIES (EXCEPT AS EXPRESSLY SET FORTH IN
ARTICLE II, BUT SUBJECT TO SECTION 5.1). SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE WITH RESPECT TO THE ACQUIRED ASSETS OR ASSUMED LIABILITIES (EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE II, BUT SUBJECT TO SECTION 5.1) OR THE FINANCIAL CONDITION OF THE BUSINESS, INCLUDING BUT NOT LIMITED TO THE LEVEL OF SALES, PROFITABILITY, INCOME OR FUTURE PROSPECTS. BUYER ACKNOWLEDGES THAT ANY FINANCIAL OR OPERATING INFORMATION OR DATA RELATING TO SELLER'S OPERATION OF THE BUSINESS WERE PROVIDED SOLELY FOR INFORMATIONAL PURPOSES AND THAT SELLER HAS NO RESPONSIBILITY TO BUYER WITH RESPECT TO SUCH FINANCIAL OR OPERATING INFORMATION OR DATA.

        (b) Buyer acknowledges that it has had ample opportunity to inspect, investigate and review the Acquired Assets, the Business and Seller's books and records relating thereto and that such inspection, investigation and review have been completed to Buyer's satisfaction.

        4.18 THIRD PARTY CONSENTS AND ACQUIRED ASSETS. This Agreement shall not constitute an agreement to assign or transfer any rights or assume any obligations under any contract, lease or other agreement comprising an Acquired Asset, or any claim, right, benefit or obligation arising thereunder or resulting therefrom, if an attempted assignment, transfer or assumption thereof, without the required consent of any third party, would constitute a breach thereof or would have a material adverse effect on the rights or privileges of Seller or Buyer thereunder. Any such assignment, transfer or assumption where a third party's consent is required shall be made subject to such consent being obtained. If such consent is not obtained, (i) Seller will hold such rights in trust for, and for the benefit of, Buyer, and will cooperate with Buyer in any reasonable arrangement necessary to provide that Buyer shall receive substantially all beneficial interest and benefits in, to and under such Acquired Asset; and (ii) pursuant to a mutually satisfactory written agreement, Seller will engage Buyer to act as Seller's independent contractor to perform, and Buyer will so perform, Seller's obligations under such contract, lease or other agreement comprising an Acquired Asset. Each agreement specified in clause (ii) of the preceding sentence will contain such terms and provisions as to provide for a de facto assignment, transfer and assumption of all of the liabilities, obligations and risks of Seller to and by Buyer under such contract, lease or other agreement. In the event that, pursuant to a contract, lease or other agreement comprising an Acquired Asset (i) payment for the account of Buyer is made to Seller, such payments shall be forthwith delivered by Seller to Buyer; and (ii) payment or satisfaction of any liability or obligation is required, Seller shall, at the request of Buyer, pay or satisfy such liability or obligation subject to Seller's contemporaneous receipt from Buyer of reimbursement therefor and any costs or expenses related thereto. Notwithstanding any provision of this Agreement or any Transaction Document to the contrary, Seller's compliance with this Section 4.18 shall not constitute a breach of any other covenant, including but not limited to the restrictive covenants pertaining to Seller in Section 4.2.

        4.19 ACCOUNTS RECEIVABLE.

        (a) Buyer and Seller (to its knowledge) acknowledge and agree that
Schedule 4.19(a) hereto identifies all accounts receivable of the Business that have been billed to clients as of the Closing Date ("ACCOUNTS RECEIVABLE") with a brief description of the work performed as a basis for each such Account Receivable.

        (b) The Accounts Receivable identified in Schedule 4.19(b) hereto constitute part of the Acquired Assets (the "TRANSFERRED ACCOUNTS RECEIVABLE"). With respect to the Transferred Accounts Receivable, the parties agree as follows: (1) Seller shall notify each payor thereof to pay such amounts constituting part of the Transferred Accounts Receivable to Buyer; (2) if Seller receives a payment in respect of Transferred Accounts Receivable, Seller shall forthwith notify Buyer thereof and deliver such payment to Buyer (in any event within 30 days following Seller's actual receipt thereof); and (3) Seller does not warrant or guaranty collection of any of the Transferred Accounts Receivable.

        (c) With respect to the Accounts Receivable, if any, other than the Transferred Accounts Receivable and the ProfitSource Accounts Receivable (the "EXCLUDED ACCOUNTS RECEIVABLE"), the parties agree as follows: (1) the Excluded Accounts Receivable constitute part of the Excluded Assets; (2) if reasonably requested by Seller, Buyer shall notify each payor thereof to pay such amounts constituting part of the Excluded Accounts Receivable to Seller; and (3) if Buyer receives a payment in respect of Excluded Accounts Receivable, Buyer shall forthwith notify Seller thereof and deliver such payment to Seller (in any event within 30 days following Buyer's actual receipt thereof).

        4.20 PROFITSOURCE AMOUNTS. Buyer and Seller (to its knowledge) acknowledge and agree that Schedule 4.20 hereto identifies advances by Seller to or on behalf of Buyer and accrued charges and expenses for services provided by Seller (including through various subsidiaries and divisions) to Buyer prior to the Closing, all of which are payable by Buyer to Seller or its subsidiaries (the "PROFITSOURCE AMOUNTS"). Buyer is paying to Seller concurrently with the Closing the full amount of such ProfitSource Amounts in full satisfaction thereof.

        4.21 INDEPENDENCE ISSUES. As soon as practicable following the Closing, Buyer shall obtain a written representation and warranty from each of its directors and/or officers and/or stockholders holding 10% or more of the outstanding voting capital stock of Buyer as of the Closing Date upon Closing of the Consolidation Transactions (each, a "Related Party" and, collectively, the "Related Parties") to Seller providing that such Related Party was not as of the Closing Date and is not as of the date of the representation and warranty a director, officer or stockholder holding 10% or more of the outstanding voting capital stock of any attest client of Seller (an "Independence Issue"). If such Related Party cannot provide such a representation and warranty, Buyer shall cooperate with Seller, and shall cause its Related Parties to take such actions as reasonably requested by Seller, in order to satisfactorily address and resolve such Independence Issue.

5. SURVIVAL; INDEMNIFICATION.

        5.1 SURVIVAL. The representations and warranties made in this Agreement or in any exhibit, schedule, certificate or any other Transaction Document shall survive any investigation made by any party hereto (with respect to Seller's representations and warranties, subject to the other terms of this Agreement) and the Closing of the transactions contemplated hereby until the first anniversary of the Closing Date. As to any matter or claim which is based upon fraud by the indemnifying party, the representations and warranties set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations. No party will be liable to another under any warranty or representation after the applicable expiration date of such warranty or representation; provided however, if a claim or notice is given under this
Article 5 with respect to any representation or warranty prior to the applicable expiration date, such claim may be pursued to resolution notwithstanding expiration of the representation or warranty under which the claim was brought.

        5.2 INDEMNIFICATION BY SELLER. Subject to the limits set forth in this
Article 5, Seller and its successors and assigns shall jointly and severally indemnify, defend, reimburse and hold harmless Buyer and its Affiliates and their successors and assigns, and the officers, directors, employees and agents of any of them, from and against any and all claims, losses, damages, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses, whether direct or indirect, known or unknown, absolute or contingent (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions) ("LOSSES") reasonably incurred by any such indemnitee, arising out of or in connection with any of the following:

(a) the operations of Seller other than the Business and the ownership or operation of the Excluded Assets at any time before or after the Closing, except for Assumed Liabilities;

(b) the ownership, operation or possession of the Acquired Assets or the Business before the Closing, except for Assumed Liabilities;

(c) any material inaccuracy of any representation or warranty made by Seller in this Agreement or any other Transaction Document delivered by Seller, subject to the other terms of this Agreement;

(d) the material breach of any covenant, agreement or obligation of Seller contained in this Agreement or any other Transaction Document delivered by Seller;

(e) the Excluded Liabilities;

(f) employment or retention by Seller or its Affiliates of any persons and termination of such employment or retention, (except for Assumed Liabilities, including without limitation severance liabilities for which Buyer shall be responsible pursuant to the last sentence in Section 4.6(a)); and

(g) any and all Seller Associated Persons' Conduct (as defined below) at any time before or after the Closing.

Notwithstanding any provision of this Section 5.2 to the contrary, Seller and its successors, assigns and Affiliates shall have no obligation or liability with respect to any act, omission or conduct of any of the Buyer Associated Persons in connection with the transactions contemplated by this Agreement or the other Transaction Documents or the Consolidation Transactions or any of the transactions related thereto ("BUYER ASSOCIATED PERSONS' CONDUCT").

        5.3 INDEMNIFICATION BY BUYER. Subject to the limits set forth in this
Article 5, Buyer and its successors and assigns shall jointly and severally indemnify, defend, reimburse and hold harmless Seller and its Affiliates and their successors and assigns, and the officers, directors, partners, principals, employees and agents of any of them, from and against any and all Losses reasonably incurred by any such indemnitee, arising out of or in connection with any of the following:

(a) the ownership, operation or possession of the Acquired Assets or the Business after the Closing;

(b) any material inaccuracy of any representation or warranty made by Buyer in this Agreement or any other Transaction Document delivered by Buyer;

(c) the material breach of any covenant, agreement or obligation of Buyer contained in this Agreement or any other Transaction Document delivered by Buyer;

(d) the Assumed Liabilities;

(e) employment or retention by Buyer or its Affiliates of any persons and termination of such employment or retention;

(f) the operations of Buyer other than the Business at any time before or after the Closing;

(g) any and all Buyer Associated Persons' Conduct at any time before or after the Closing; and

(h) the claims by Anthem Insurance Companies, Inc. described in Schedule 3.4.

Notwithstanding any provision of this Section 5.3 to the contrary, Buyer and its successors, assigns and Affiliates shall have no obligation or liability with respect to any act, omission or conduct of any Seller Associated Person in connection with the transactions contemplated by this Agreement or the other Transaction Documents or the Consolidation Transactions or any of the transactions related thereto ("SELLER ASSOCIATED PERSONS' CONDUCT").

        5.4 INDEMNIFICATION PROCEDURE.

(a) Whenever any third party claim shall arise for indemnification hereunder (a "CLAIM"), the party entitled to indemnification (the "INDEMNITEE") shall promptly give written notice to the party obligated to provide indemnity (the "INDEMNITOR") with respect to the Claim after the receipt by the Indemnitee of reliable information of the facts constituting the basis for the Claim; but the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby.

(b) Upon receipt of written notice from the Indemnitee of a Claim, the Indemnitor shall assume the defense of such Claim by providing counsel (such counsel subject to the reasonable approval of the Indemnitee) to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitee shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitor in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose; provided, however, that the Indemnitee may (but shall not be obligated to) participate in (but not control) any such investigation, trial, defense and any appeal arising in connection with the Claim at its sole cost, risk and expense, subject to the following sentence. If the Indemnitee's participation in any such investigation, trial, defense and any appeal arising from such Claim relates to a legal position or defense that varies materially from the legal positions or defenses pursued by the Indemnitor, and if the Indemnitee reasonably believes upon the advice of counsel that the Indemnitee's interests will be adversely and materially affected if such legal position or defense is not pursued, the Indemnitor shall bear the sole cost, risk and expense of the Indemnitee's separate participation, but limited to all fees, costs and expenses of one separate counsel and appropriate local counsel for the Indemnitee (or multiple Indemnitees). If the Indemnitee elects to so participate, the Indemnitor shall cooperate with the Indemnitee, and the Indemnitor shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that is relevant to the defense of such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee and its counsel shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder. The Indemnitor shall have the right to elect to settle any claim for monetary damages only without the Indemnitee's consent, if the settlement includes a complete release of the Indemnitee. If the settlement does not include such a release, it will be subject to the consent of the Indemnitee. The Indemnitor may not admit any liability of the Indemnitee or waive any of the Indemnitee's rights without the Indemnitee's prior written consent. The Indemnitor shall not be liable for any settlement effected without its prior written consent. If the subject of any Claim results in a judgment or settlement, the Indemnitor shall promptly pay such judgment or settlement.

(c) If the Indemnitor fails to assume the defense of the subject of any Claim in accordance with the terms of Section 5.4(b), if the Indemnitor fails diligently to prosecute such defense, if the Indemnitor has, in the Indemnitee's good faith judgment upon the advice of counsel, a conflict of interest, or if the Indemnitor has, in the Indemnitee's good faith judgment, insufficient resources with which to conduct an adequate defense, the Indemnitee may defend against the subject of the Claim, at the Indemnitor's sole cost, risk and expense, in such manner and on such terms as the Indemnitee deems reasonably appropriate, including, without limitation (notwithstanding the penultimate sentence of Section 5.4(b)) settling the subject of the Claim after giving reasonable notice to the Indemnitor. If the Indemnitee defends the subject of a Claim in accordance with this Section, the Indemnitor shall cooperate with the Indemnitee and its counsel, at the Indemnitor's sole cost, risk and expense, in all reasonable respects, and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

(d) The obligation of the Indemnitor to indemnify the Indemnitee against Losses arising under this Agreement shall be in addition to any other obligations the Indemnitor might otherwise have and any other rights the Indemnitee might otherwise have.

        5.5 PAYMENT. All payments owing under this Article 5 will be made promptly as indemnifiable Losses are incurred. If the Indemnitee defends the subject matter of any Claim in accordance with Section 5.4(c) or proceeds with separate counsel on the Indemnitor's account in accordance with Section 5.4(b), the expenses (including attorneys' fees) incurred by the Indemnitee shall be paid by the Indemnitor in advance of the final disposition of such matter as incurred by the Indemnitee, if the Indemnitee undertakes in writing to repay any such advances in the event that it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification under the terms of this Agreement or applicable law.

        5.6 SET-OFF. In addition to any rights of set off or other rights that any of the Indemnitees may have at common law, by statute or otherwise, each Indemnitee shall have the right to set off any amount that is owed by such Indemnitee to an Indemnitor against any amount otherwise payable by the Indemnitor to the Indemnitee. Notwithstanding any provision of this Agreement to the contrary, any amounts payable by Seller to Buyer or any of its Affiliates or related persons first shall be satisfied by reducing, on a dollar-for-dollar basis, first, unpaid accrued interest and second, unpaid principal amounts in respect of debt instruments of Buyer held by Seller, including, without limitation, the Buyer notes constituting part of the Purchase Price and any other Buyer note to Seller. Any such reduction shall be deemed to be a prepayment by Buyer of such amounts.

        5.7 LIMITATIONS.

(a) Notwithstanding any provision of this Agreement to the contrary, no party shall have any obligation to indemnify any person entitled to indemnity under this Article 5 or to pay damages in respect of claims arising under this Agreement or any other Transaction Document unless the persons so entitled to indemnity or recovery thereunder have suffered Losses in an aggregate amount attributable to all Claims and damages in excess of Fifty Thousand Dollars ($50,000) (the "THRESHOLD"). Once the aggregate amount of Losses exceeds the Threshold, persons entitled to recovery shall be entitled to recover the full amount of all Losses, including any amounts which constituted the Threshold. No person shall be entitled to indemnification under this Article 5 for Losses directly or indirectly caused by a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

(b) Notwithstanding any provision of this Agreement or any Transaction Document to the contrary, Seller's Aggregate Liability shall not exceed $4 million. For these purposes, "Seller's Aggregate Liability" means the aggregate liability of Seller to Buyer and the indemnified persons specified in Section 5.2 for all claims arising under this Agreement and the other Transaction Documents, plus the aggregate liability of Seller to Buyer and the indemnified persons specified in Section 5.2 of the Contract Rights Purchase Agreement described in Section
4.10 for all claims arising under the Contract Rights Purchase Agreement and the other transaction documents defined in the Contract Rights Purchase Agreement.

1. MISCELLANEOUS.

        1.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile to the parties, their successors in interest or their assignees at the following addresses and facsimile numbers, or at such other addresses or facsimile numbers as the parties may designate by written notice in accordance with this Section 6.1:

               If to Buyer:                 President
                                            ProfitSource Corporation
                                            695 Town Center Drive, Suite 400
                                            Costa Mesa, California 92626
                                            Tel: (714) 429-5500
                                            Fax: (714) 429-5599

               With a copy to:              Gibson, Dunn & Crutcher LLP
                                            Park Plaza, Jamboree Center
                                            Irvine, California  92614
                                            Tel: (949) 451-3874
                                            Fax: (949) 451-4220
                                            Attn:  Brian W. Copple

               If to Seller:
                                            Deloitte & Touche LLP
                                            1633 Broadway
                                            New York, New York 10019
                                            Tel: (212) 489-1600
                                            Fax: (212) 492-4201
                                            Attn:  Office of the General Counsel

               With a copy to:              Kramer Levin Naftalis & Frankel LLP
                                            919 Third Avenue
                                            New York, New York  10022
                                            Tel: (212) 715-9100
                                            Fax: (212) 715-8000
                                            Attn:  Thomas E. Molner

        1.2 ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement and the rights, interests or obligations hereunder may not be assigned by any of the parties hereto without the written consent of the other, which consent will not be unreasonably withheld. This Agreement shall inure to the benefit of and be binding upon Buyer and Seller and their respective permitted successors and assigns. Nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, except as provided in Sections 5.2 and 5.3.

        1.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its choice-of-law principles.

        1.4 COUNTERPARTS. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

        1.5 PUBLICITY; CLIENT CONTRACTS.

(a) No party may, or may it permit its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Buyer and Seller, except that, (i) Buyer may disclose details of this Agreement to other participants in the Consolidation Transactions,



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

provided that such recipients shall agree to be bound by confidentiality restrictions as provided in Section 4.1 for Seller's benefit, (ii) Buyer and Seller may each make such communications with employees, customers, suppliers, lenders, lessors, shareholders, partners, principals and advisors to the extent necessary to carry out the ordinary business of Buyer and Seller, respectively,
(iii) Buyer and Seller may each make such disclosures that are required by applicable law, rule, regulation, professional standard or responsibility, court order or other legal process, provided that, in any such case, the party proposing to make such disclosure shall consult in good faith with the other party as far in advance as practicable to such disclosure and (iv) Seller and Buyer may advise their clients, prospective clients, vendors, suppliers and lessors of this Agreement and the transactions contemplated hereby as required by applicable law, rule, regulation, professional standard or responsibility or contractual obligation or to avoid marketplace confusion.

(b) Without limiting the generality of Section 4.18, the parties acknowledge and agree that: (i) Seller's contracts and agreements with its Business clients constituting part of the Acquired Assets ("CLIENT CONTRACTS") are personal service contracts; (ii) Seller's ability to assign and transfer the Client Contracts to Buyer under this Agreement may be limited by applicable laws, rules, regulations, professional standards or responsibilities, contractual rights or otherwise, (iii) Seller will exercise its reasonable efforts to effect the assignment and transfer of the Client Contracts to Buyer in accordance with this Agreement by delivering a joint notice with Buyer to each such client promptly following the Closing (but Seller shall not be obligated to make any payment or concession to effect any assignment or transfer), subject to applicable laws, rules, regulations, professional standards or responsibilities and contractual obligations; provided, however, that Seller does not warranty or guaranty that any Client Contract or any related Business client relationship will be effectively assigned or transferred to Buyer and Seller will not be liable for any failure to assign or transfer the Client Contracts (or any of them) or the related Business client relationships (or any of them), which failure or failures shall not constitute a breach of or default under this Agreement or any other Transaction Document. However, failure of such transfer will not relieve Seller of its obligations under the Covenant Not to Compete, subject to Section 4.18.

(c) Buyer does not have the right to use the name "Deloitte", "Touche", or "Deloitte & Touche" in any manner, except as approved in writing by Deloitte & Touche LLP for each such use, provided that Buyer may use the name "Deloitte & Touche LLP" to the extent necessary to carry out its legal and contractual obligations in a public offering or private placement of Buyer's or its Affiliates' securities or in connection with any other Buyer or Buyer Affiliate financing transaction, in biographies of persons associated with Buyer or its Affiliates who were formerly associated with Seller, or if agreed upon between the parties' designated representatives pursuant to Section 6.11, in historical, factual descriptions of the evolution of the Business.

        1.6 COMPLETE AGREEMENT. This Agreement, the exhibits and schedules hereto, and the other Transaction Documents contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

        1.7 MODIFICATIONS, AMENDMENTS AND WAIVERS. No amendment of this Agreement will be effective unless in writing signed by the parties hereto. The parties hereto shall not be deemed to have waived any of their respective rights hereunder unless such waiver be in writing and signed by the party so waiving its right. No delay or omission on the part of either party in exercising its rights hereunder shall operate as a waiver of such right or any other right. A waiver on one occasion shall not be construed as a bar to, or waiver of, that right or any other right or remedy on a future occasion.

        1.8 HEADINGS; REFERENCES. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References herein to Articles, Sections, Schedules and Exhibits refer to the referenced Articles, Sections, Schedules or Exhibits hereof, unless otherwise specified.

        1.9 SEVERABILITY. Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

        1.10 EXPENSES OF TRANSACTIONS. All fees, costs and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be borne by Buyer, and all fees, costs, and expenses incurred by Seller in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be borne by Seller.

        1.11 DESIGNATED REPRESENTATIVES. As long as Alan S. Bernikow remains an active partner of Seller, he, or another partner of Seller mutually acceptable to both parties, will serve as the sole representative of Seller in any dispute resolution discussion between the parties with respect to any disputes between Seller and Buyer under this Agreement or any other Transaction Document. Buyer shall appoint Chris Massey or another representative mutually acceptable to both parties to serve as the sole representative of Buyer in any dispute resolution discussion between the parties with respect to any disputes between Seller and Buyer under this Agreement or any other Transaction Document.

        1.12 ENFORCEMENT OF THE AGREEMENT. Seller and Buyer acknowledge that irreparable damage may occur if any of the obligations of Seller or Buyer under this Agreement are not performed in accordance with their specific terms or are otherwise breached. Each of Buyer and Seller will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the other and to seek to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which Buyer or Seller, as the case may be is entitled at law or in equity or otherwise.

               IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

"BUYER"

PROFITSOURCE CORPORATION,
A DELAWARE CORPORATION

By: /s/ ERIK WATTS
   --------------------------------------

Name: Erik Watts
     ------------------------------------

Title: President
      -----------------------------------



"SELLER"

DELOITTE & TOUCHE LLP,
A DELAWARE LIMITED LIABILITY PARTNERSHIP


By: /s/ ALAN S. BERNIKOW
   --------------------------------------

Name: Alan S. Bernikow
     ------------------------------------

Title: Partner
      -----------------------------------

                                  SCHEDULE 1.4

                                 PURCHASE PRICE


               In exchange for the Acquired Assets, (x) Buyer is paying at the Closing an aggregate Purchase Price of Eleven Million Dollars ($11,000,000) as described below:

               (i) Buyer is delivering to Seller Seven Million U.S. Dollars ($7,000,000) in cash (the "CASH PAYMENT") by wire transfer of immediately available funds to the account set forth below:

                             Bank:  Chase Manhattan Bank
                             270 Park Avenue
                             New York, New York 10017
                             ABA No.: 021000021
                             Account:  Deloitte & Touche
                             Account No: 910-1-048362
                             Reference: B/O ProfitSource Corporation
                             Re:  Asset Purchase Agreement

               (ii) Buyer is delivering to Seller a promissory note of Buyer, dated as of the Closing Date in the form of Exhibit F in the principal amount of Four Million U.S. Dollars ($4,000,000) (the "NOTE"); and

               (y) Buyer assumed from Seller the Assumed Liabilities by delivery to Seller of the Assumption Agreement.